EXHIBIT A
FILING ACKNOWLEDGMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.
Dated:  February 17, 2026
AZORA CAPITAL LP

By: /s/ Ravi Chopra

Ravi Chopra, Managing Member of Azora Capital, GP LLC, managing member of Azora Capital LP

AZORA CAPITAL GP LLC

By: /s/ Ravi Chopra

Ravi Chopra, Managing Member

By: /s/ Ravi Chopra

Ravi Chopra, Managing Member
By: /s/ Ravi Chopra
Ravi Chopra
individually and as managing member of
Azora Capital GP LLC,
for itself and as the general partner of
Azora Capital LP